SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 16, 2012

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

1001 Brickell Bay Drive, 27th Floor
               Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (888) 978-9994

Item 3.02 Unregistered Sale of Equity Securities

Effective March 2, 2012, the Company accepted private placement funds from accredited investors.  A total of $380,000 was received in exchange for units consisting of seven hundred sixty thousand (760,000) shares of the Company’s common stock, plus three hundred eighty thousand (380,000) warrants with an exercise price of $1.00.  The warrants are exercisable over a term of five years.  All investors were “accredited investors.”  The Company has approximately 32.3 million shares common stock issued and outstanding. The Company believes the sale of the units are exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 (as amended), as a private transaction not involving a public offering as well as Regulation D, Rule 506.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Securities Purchase Agreement
Exhibit 10.2	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: March 16, 2012	By /s/ Jeff A. Hanks
Jeff A. Hanks
Chief Financial Officer